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                                                                  Exhibit 10.36
                                                                     97/1249/IP


TITLE:                 LAWYERS' PROFESSIONAL LIABILITY
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                       PRIMARY EXCESS OF LOSS REINSURANCE CONTRACT

BETWEEN:               INTERLEX INSURANCE COMPANY
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                       AND
                       THE REINSURERS SIGNATORY HERETO

COMMENCING:            1ST OCTOBER, 1997
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U.S. CLASSIFICATION:   U.S. REINSURANCE
--------------------



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

INDEX OF ARTICLES
PREAMBLE    IDENTITY OF PARTIES
ARTICLE 1   BUSINESS REINSURED
ARTICLE 2   COVER, LIMIT AND RETENTION
ARTICLE 3   DEFINITIONS
ARTICLE 4   TERRITORIAL SCOPE
ARTICLE 5   EXCLUSIONS
ARTICLE 6   NET RETAINED LINES
ARTICLE 7   ULTIMATE NET LOSS
ARTICLE 8   EXCESS OF ORIGINAL POLICY LIMITS
ARTICLE 9   EXTRA-CONTRACTUAL OBLIGATIONS
ARTICLE 10  PREMIUM
ARTICLE 11  PERIOD
ARTICLE 12  LOSS REPORTS AND PAYMENTS
ARTICLE 13  CURRENCY
ARTICLE 14  ACCESS TO RECORDS AND CLAIMS REVIEW
ARTICLE 15  LOSS RESERVES
ARTICLE 16  TAX PROVISIONS
ARTICLE 17  DELAYS, ERRORS OR OMISSIONS
ARTICLE 18  INSOLVENCY OF THE REASSURED
ARTICLE 19  AMENDMENTS AND ALTERATIONS
ARTICLE 20  ARBITRATION
ARTICLE 21  SERVICE OF SUIT (NMA 1998)
ARTICLE 22  INTERMEDIARY
ARTICLE 23  PARTICIPATION
ATTACHMENTS NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY
            REINSURANCE- U.S.A.


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                        LAWYERS' PROFESSIONAL LIABIL1TY
                  PRIMARY EXCESS OF LOSS REINSURANCE CONTRACT

PREAMBLE

This Contract is made and entered into between Interlex Insurance Company of 1903 E. Battlefield, Springfield, Missouri 65804, U.S.A. (NAIC Code 10037) hereinafter referred to as the "Reassured") and the Reinsurers signatory hereto (hereinafter referred to as the "Reinsurers"), on the following terms and conditions:

BUSINESS REINSURED

ARTICLE 1

For and in consideration of the premium being paid by the Reassured in accordance with ARTICLE 10, PREMIUM. Reinsurers agree to indemnify the Reassured in respect of the net excess liability to the Reassured resulting from losses under Lawyers' Professional Liability policies and all other ancillary coverages, including State Judges' Liability Policies, as in the original policies issued by the Reassured, hereinafter referred to as "policies".

ARTICLE 2

COVER LIMIT AND RETENTION

Whenever the Reassured has paid or advanced, or agreed to pay or advance, or become liable to pay on account of a loss under any policy an amount in excess of US$300,000 Ultimate Net Loss each insured, each claim, the amount recoverable from Reinsurers hereunder shall be the amount in excess of US$300,000 but such amount recoverable shall not exceed a further US$700,000 Ultimate Net Loss each insured, each claim, except in the event that the Reassured has issued a Defence Costs Allowance Rider as part of the original policy, in which event the Ultimate Net Loss covered hereunder may be increased in respect of defence costs by up to a further US$250,000 each insured, each claim.

Notwithstanding the foregoing, the fatal amount recoverable from Reinsurers hereunder shall not exceed the sum of US$2,100,000 except in the event that the Premium Income payable to Reinsurers hereo4 as further defined in ARTICLE 10, PREMIUM shall exceed US$500,000, in which event the maximum amount recoverable hereon from Reinsurers shell automatically be increased to US$3,500,000.

The specific coverage afforded under this Contract for awards in excess of original policy limits and/or awards arising out of any extra-contractual obligation, subject to the limits set forth above is to apply to all losses regardless of original policy limit, prior to recoveries if any.

ARTICLE 3

DEFINITIONS

A. The term "Policy" or "Policies" as used in this Contract shall mean any binder, policy, endorsement, extended reporting endorsement or contract of insurance issued, accepted or held covered by the Reassured.

B. For the purposes of this Contract the "claim made" date shall be as defined under the original policy. Furthermore, as regards extended reporting endorsements, the date a claim is made shall determine the date of loss for the purpose of this contract.

C. The term "retention" as used in this Contract shall mean the amount retained by the Reassured in respect of each and every loss hereunder and which amount shall be retained net by the Reassured.


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ARTICLE 4

TERRITORIAL SCOPE

This Contract shall cover wherever the Reassured's policies cover.

ARTICLE 5

EXCLUSIONS

This Contract does not apply to and absolutely excludes the following:

1. Nuclear Incidents, in accordance with the attached Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A.

2. All liability of the Reassured arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. "Insolvency Fund" includes any Guaranty Fund, Insolvency Fund, Plan, Pool, Association, Fund or other arrangement, howsoever denominated, established or governed which provides for any assessment of or payment or assumption by the Reassured of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

3. Reinsurance Assumed.

ARTICLE 6

NET RETAINED LINES

Subject always to the provisions of ARTICLE 7, ULTIMATE NET LOSS, this Contract applies only to that portion of any insurance covered by this Contract which the Reassured retains net for its own account and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any insurance which the Reassured retains net for its own account shall be included.

It is understood and agreed that the amount of the Reinsurers' liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reassured to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other reinsurers or otherwise.

ARTICLE 7

ULTIMATE NET LOSS

The term "Ultimate Net Loss" as used in this Contract shall mean the sum actually paid or payable by the Reassured in settlement of any loss or losses for which it is liable under its original policy or policies, including any Pre-Judgement interest awarded by any Trial Court or Appeal Court, and/or any additional liability incurred by the Reassured as a result of an award in excess of their original policy limits, and/or any additional liability incurred by the Reassured from any extra-contractual obligation, both as more fully defined in ARTICLES 8 and 9 below.

The amount of the Reassured's Ultimate Net Loss shall also include all loss adjustment expenses incurred by the Reassured in connection with the adjustment, settlement or compromise of any loss including expenses of litigation, if any, and all subrogation, salvage and recovery expenses, but excluding the


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salaries of employees and all office expenses of the Reassured. For the purposes hereof, loss adjustment expenses shall include Post-Judgement Interest awarded by any Trial Court or Appeal Court.

All salvages and recoveries, including recoveries under all reinsurances which inure to the benefit of this Contract, whether collected or not, shall first be deducted from such loss to arrive at the amount of the Reassured's actual Loss for the purposes of this Contract.

All salvages, recoveries and payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto. However, nothing in the foregoing shall be construed as meaning that losses are not recoverable hereunder until the Reassured's Ultimate Net Loss has been ascertained.

ARTICLE 8

EXCESS OF ORIGINAL POLICY LIMITS

As provided in ARTICLE 7, ULTIMATE NET LOSS, this Contract shall protect the Reassured, within the limits of this Contract, in respect of any additional liability incurred by the Reassured as the result of an award in excess of their original policy limit as more fully defined below. The Reinsurers agree that the additional liability so incurred, plus the Reassured's contractual loss, shall be considered as one combined loss for the purposes of the Reassured's retention and of the recovery under this Contract subject always, however, to the amount recoverable hereunder not exceeding the limit of recovery under this Contract as provided in ARTICLE 2. COVER LIMIT AND RETENTION.

Awards in excess of the Reassured's original policy limit are defined as losses which the Reassured would have been contractually liable to pay, had it not been for the limit of the original policy and where such losses in excess of the original policy limit have been incurred because of failure by the Reassured to settle within the original policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defence or in the trial of any action against their insured or in the preparation or prosecution of an appeal consequent upon such action.

The claims made date for any such award in excess of the original policy limit shall be deemed, in all circumstances, to be the same as the claims made date of the original claim to which such award attaches.

However, this Article shall not apply where such awards in excess of original policy limit have been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organisation or party involved in the presentation, defence or settlement of any claim.

ARTICLE 9

EXTRA-CONTRACTUAL OBLIGATIONS

As provided in ARTICLE 7, ULTIMATE NET LOSS, this Contract shall protect the Reassured, within the limits of this Contract, in respect of any liability incurred by the Reassured as the result of an award in respect of any extra-contractual obligation, as more fully defined below. The Reinsurers agree that the liability so incurred, plus the Reassured's contractual loss if any, shall be considered as one combined loss for the purposes of the Reassured's retention and of the recovery under this Contract subject always, however, to the amount recoverable hereunder not exceeding the limit of recovery under this Contract as provided in ARTICLE 2, COVER LIMIT AND RETENTION.

"Extra-contractual obligations" are defined as those liabilities of the Reassured not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Reassured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting


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an offer of settlement or in the preparation of the defence or in the trial of any action against their insured or in the preparation or prosecution of an appeal consequent upon such action.

The claims made date for any such extra-contractual obligation shall be deemed, in all circumstances, to be the same as the claims made date of the original claim to which such extra-contractual obligation attaches.

However, this Article shall not apply where such extra-contractual obligations have been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organisation or party involved in the presentation, defence or settlement of any claim.

ARTICLE 10

PREMIUM

A. In consideration of the liabilities undertaken by the Reinsurers in accordance with the terms of this Contract, the Reassured shall pay to the
     Rcinsurer:

      1) a Minimum and Deposit Premium of US$35,000, payable in advance in four equal instalments at 1st October 1997, 1st January 1998, 1st April 1998 and 1st July 1998.

            As soon as possible after the expiry of this Contract, the Reassured shall determine the adjusted reinsurance premium due hereon by applying a rate of 5.00% to the total Gross Net Written Premium Income applicable to original each claim policy limits of up to and including US$300,000, including Premium in respect of the Reassured's Defence Costs Allowance Rider issued on original each claim policy limits of US$100,000, but subject always to the application of the Minimum Premium due for the period hereon. Any additional premium due in excess of the previously paid Minimum and Deposit Premium due for the period hereon shall be remitted to Reinsurers.

      2) an Additional Reinsurance Premium to be determined quarterly within 60 days of the close of each quarter at a rate determined by reference to the original Gross Net Written Premium Income for all policies incepting or renewed during the applicable quarter, according to the following scale;

            a)    36.00% of the Original Gross Net Written Premium
                  Income for original policies with an each claim limit of US$ 1,000,000;

            b)    16.50% of the Original Gross Net Written Premium
                  Income for original policies with an each claim limit of US$500,000.

                  The Reinsurers agree to allow the Reassured to deduct and retain for their own benefit as Ceding Commission 15.00% of the additional Gross Reinsurance Premium so determined.

                  The Additional Reinsurance Premium so determined shall be payable in addition to that determined under 1) above.

      3) further Additional Reinsurance Premium in respect of additional limits issued under the Reassured's Defence Costs Allowance Rider, according to the following scale;

            a) US$112 per lawyer on original policies with an each claim limit of US$250,000 and an additional Defence Costs Allowance limit of US$125,000;




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            b)    US$250 per lawyer on original policies with an each claim
                  limit of US$500,000 and an additional Defence Costs Allowance limit of US$2S0,000;

            c) US$220 per lawyer on original policies with an each claim limit of US$1,000,000 and an additional Defence Costs Allowance limit of US$250,000.

            The Reinsurers agree to allow the Reassured to deduct and retain for their own benefit as Ceding Commission 15.00% of the Additional Gross Reinsurance Premium so determined.

            The Additional Reinsurance Premium so determined shall be payable in addition to that determined under 1) and 2) above.

B. The Premium Income payable hereon for the purposes of determining the Maximum Recoverable hereunder, shall comprise the sum of

      a)    The adjusted Premium payable under Section 1) above, plus

      b)    The net Additional Reinsurance Premium payable under Section
            2) above, after deduction of Ceding Commission, plus

      c)    The net Additional Reinsurance premium payable under Section
            3) above, after deduction of Ceding Commission.

The term "Gross Net Written Premium Income" shall for all purposes of this Contract, be understood to mean the full gross amount of the premiums charged by the Reassured to their original insureds less cancellation and return premiums, and less premiums paid for reinsurances which inure to the benefit of this Contract.

ARTICLE 11

PERIOD

This Contract takes effect on 1st October, 1997 and applies to claims made on original policies attaching during the period from 1st October, 1997 to 30th September 1998, both days inclusive, including extended reporting endorsements issued by the Reassured attached thereto.

In the event of the non-renewal of this Contract, Reinsurers shall continue to be liable hereunder in respect of all claims made on original policies, including discovery period coverage and/or extended reporting endorsements attached thereto, in force on the date of non-renewal under the natural expiry or first anniversary (whichever sooner) of such policies but in no event for longer than twelve months plus odd time, except in the case of discovery period coverage and/or extended reporting endorsements which may have up to an unlimited period.

For all purposes of this Article, any extent reporting endorsement attaching to a policy covered hereunder shall be considered as part of the period of the said policy, subject to the provision that a separate limit of liability may apply in respect thereof. Any claim or incident reported under any extended reporting endorsement shall be deemed to have been made on the last day coverage was in force prior to the issuance of such endorsement.


LOSS REPORTS AND PAYMENTS

The Reinsurers agree to abide by all loss settlements of the Reassured which, at its sole discretion, shall adjust, settle or compromise all losses. All such adjustments, settlements or compromises shall be


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unconditionally binding upon the Reinsurers, who shall also benefit in due proportion from any salvages, recoveries and compromises effected or negotiated by the Reassured.

The Reassured shall advise the Reinsurers of all paid losses and outstanding losses hereunder, and of any subsequent developments in connection therewith, which are reserved by the Reassured at, or in excess of US$300,000 Ultimate Net Loss.

The information provided by the Reassured shall be sufficient to enable the individual losses, the nature of each claim, the claim made date and the inception or renewal dates of the policies to which such losses relate, to be readily identified.

The Reinsurers agree to pay any amount for which they may be liable under this Contract as soon as possible after the settlement request has been furnished to them.

ARTICLE 13

CURRENCY

The currency to be used for all purposes of this Contract shall be United States Dollars.

ARTICLE 14

ACCESS TO RECORDS AND CLAIMS REVIEW

All documents and records in the possession of the Reassured concerning this Contract shall be made available upon reasonable notice at the request of the Reinsurers for inspection at the Reassured's offices by the Reinsurers or their nominated representatives for the purposes of obtaining information concerning this Contract or the subject matter hereof.

Specifically, the Reinsurers shall be entitled to nominate a representative to assess the Reassured's claims and claims procedures.

For the avoidance of doubt, it is hereby expressly agreed that the rights given to the Reinsurers' by this Article shall continue in effect notwithstanding the expiration of this Contract and shell be exercised at the Reinsurers' own expense.

ARTICLE 15

LOSS RESERVES

This Article applies only to those Reinsurers signatory hereto who do not qualify for credit under the regulations of the State insurance authorities or departments which have jurisdiction over the Reassured's loss reserves.

The Reassured agrees that when, for its Annual Convention Statement purposes, it files with the authorities or departments mentioned above or sets up in its books statutory reserves for known outstanding losses and allocated loss expenses reinsured by this Contract it shall forward to the Reinsurers a clear statement of the Reinsurers' proportion of those reserves detailing the amounts involved for known outstanding losses and allocated loss expenses and also how those amounts are calculated.

The Reinsurers, promptly upon receipt of the Reassured's statement, shall apply for and secure delivery to the Reassured of a clean, irrevocable and unconditional Letter of Credit, in an amount equal to their proportion stated reserves. Under no circumstances shall any amount relating to reserves in respect of losses or loss expenses Incurred But Not Reported be included in the amount of the Letter of Credit.



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All Letters of Credit procured pursuant to this Contract shall be issued by a
Bank which is a Member of the Federal Reserve and shall be in full conformity with the requirements of the authorities or departments mentioned in the first paragraph of this Article current at the date of the Reassured's statement. Further, they shall be "Evergreen" in that they shall be issued for an initial period of not less than one year and shall be automatically extended for one year from their original expiration dates and subsequently from their extended expiration dates unless and until, at least thirty days before any expiration date, the issuing bank gives notice to the Reassured by registered mail that the issuing bank elects not to extend the Life of the Letter of Credit in question beyond its forthcoming expiration date.

In consideration of the agreement of the Reinsurers to furnish such Letters of Credit to the Reassured to enable it to obtain credit for the reinsurance provided under this Contract, the Reassured hereby undertakes to hold such Letters of Credit and the proceeds of any drawings made upon them in trust for the Reinsurers and to use and apply the proceeds of any such drawings for the following purposes only:

      a. To pay the Reinsurers' share or to reimburse the Reassured for that share of any Liability for loss or allocated loss expense reinsured by this Contract;

      b. To refund to the Reinsurers any balance by which the amount of the Letter of Credit exceeds the Reinsurers' proportion of any Liability for loss or allocated loss expense reinsured by this Contract.

      c. In the event that one or more of the Reinsurers participating in the Letter of Credit gives timely notice of cancellation or non-renewal of their participation in the Letter of Credit and provided that the obligations secured by the Letter of Credit remain unliquidated and undischarged at the time of receipt by the Reassured of such notice, to create a cash deposit account, separate from its own assets, in an amount equal to the participation of the canceling or non-renewing Reinsurer(s) in the Letter of Credit. That cash deposit account may then be used only as in subparagraphs a and b above. It is understood and agreed that this procedure may only be implemented before the expiry of the notice period in respect of cancellation or non-renewal and that if it is implemented, the Reassured will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in New York, and further that the Reassured will account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurers.

The issuing bank shall have no responsibility whatsoever in connection with the propriety of drawings made by the Reassured on the Letters of Credit issued under This Contract or in connection with the disposition of any funds so withdrawn, except to ensure that drawings are made only upon the order of properly authorized representatives of the Reassured.

All Letters of Credit procured for the Reassured under this Contract shall be adjusted at annual intervals, or more frequently as agreed (but never more frequently than quarterly), to reflect the current balance of the Reinsurers' proportion of the Reassured's known outstanding loss and allocated loss expense reserves and the Reassured shall produce a statement for this purpose detailed in the same way as the origina1 statement on the basis of which such Letters of Credit were first issued. If the statement shows that the Reinsurers' proportion of such losses and allocated expenses exceeds the current amount of the Letters of Credit, the Reinsurers shall, within thirty days after receipt of the statement secure the amendment of the Letters of Credit increasing their amount to the amount of the current balance of those items. If, however, the statement shows that the Reinsurers' proportion of the current balance of those items is less than the amount of the Letters of Credit the Reassured shall, within thirty days of receipt of a written request from the Reinsurers to do so, facilitate the release of the excessive security by authorizing the amendment of the Letters of Credit so as to reduce their amount to the current balance required.

Under no circumstances shall any excessive security so determined be applied towards securing the Reassured reserves for losses or loss expenses Incurred But Not Reported.



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All expenses incurred in the establishment or maintenance of such Letters of
Credit shall be for the account of the Reinsurers.

ARTICLE 16

TAX PROVISIONS

The Reassured shell be Liable for all taxes (except Federal Excise Tax) levied on premiums payable to the Reinsurers hereunder. Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

To the extent that such premium is subject to Federal Excise Tax, the Reinsurers hereby agree to allow as a deduction from the premium, for the purpose of paying Federal Excise Tax, 1% of the premium payable hereon.

In the event of any return premium becoming due hereunder the Reinsurers will deduct 1% from the amount of the return, and the Reassured or their agents shall take stops to recover the tax from the Government of the United States of America.

Notwithstanding the above, any changes in the Federal Excise Tax rate or the exemption status of Reinsurers shall be automatically applicable to this Contract.

In consideration of the terms under which this Contract is issued, the Reassured undertake not to claim any deduction in respect of premium payable hereon when making tax returns, other than Income or Profits tax returns, to any fiscal authority of the United States of America or any State or Territory thereof.

ARTICLE 17

DELAYS. ERRORS OR OMISSIONS

No inadvertent delay, error or omission shall be held to relieve either party hereto of any liability which would have attached to them under this Contract if such delay, error or omission had not been made, provided that rectification is made immediately upon discovery.

ARTICLE 18

INSOLVENCY OF THE REASSURED

Amounts due to the Reassured under this Contract shall be payable by the Reinsurers on the basis of the liability of the Reassured under the original policies reinsured hereunder without diminution because of the insolvency of the Reassured.

In the event of the insolvency of the Reassured, the Liquidator or Receiver or Statutory Successor of the Reassured shall give written notice to the Reinsurers of the pendency of any claim against the insolvent Reassured on the origina1 policies reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of such claim the Reinsurers may investigate such claim and intervene, at their own expense, in the proceedings where such claim is to be adjudicated and interpose any defense or defenses which they may deem available to the Reassured or its Liquidator or Receiver or Statutory Successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Reassured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reassured solely as a result of the defence so undertaken by the Reinsurers.



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When two or more Reinsurers are involved in the same claim and a majority in interest elect to investigate the claim and/or to interpose defence to such claim, the expense shell be apportioned in accordance with the terms of the above paragraph as though such expense had been incurred by the Reassured.

Should the Reassured go into liquidation or should a Receiver be appointed, Reinsurers shall be entitled to deduct from any sums which may be or may become due to the Reassured under this Contract any sums which are due to Reinsurers from the Reassured under this Contract and which are expressed herein to be payable at a fixed or stated date, as well as any other sums due to the Reinsurers which are permitted to be offset under applicable law.

In the event of the insolvency of the Reassured, the amounts due to the Reassured under this Contract shall be payable by the Reinsurers directly to the Reassured or to its Liquidator, Receiver or Statutory Successor.

ARTICLE 19

AMENDMENTS AND ALTERATIONS

The terms herein contained comprise the whole Contract between the Reassured and the Reinsurers and may only be changed in writing, signed by or on behalf of both parties.

ARTICLE 20

ARB1TRATION

As a condition precedent to any right of action hereunder, all disputes or differences arising out of or connected with this Contract (whether or not arising before or after cancellation) including interpretation or implementation of its terms, shall be referred to arbitration, in the City in which the Reassured's principal office is located.

The party which desires to refer a matter to Arbitration ("the Claimant") shall so notify the other party ("the Respondent") in writing and at the time of so doing shall request the Respondent to agree as sole Arbitrator one of a list of three individuals whom the Claimant shall name. The Respondent shall, within 30 days of receipt of the said notice, notify the Claimant either (a) that it agrees one of those three individuals as sole Arbitrator, thus completing the constitution of the Arbitral Tribunal, or (b) that it nominates another person as its own Arbitrator.

In the event that the Respondent nominates its own Arbitrator, the Claimant shall itself nominate its own Arbitrator within 30 days of receipt by it of the Respondent's notice. The two Arbitrators so nominated shall, within 30 days of the appointment of the second of them, themselves appoint a third Arbitrator to complete the constitution of the Arbitral Tribunal.

Should the Respondent or the two chosen Arbitrators fail to make the appointment required of them, then on application of the Claimant, the American Arbitration Association will appoint the third arbitrator, and such appointment will be made in accordance with the qualifications set forth in this Article without regard to any of the American Arbitration Association's commercial arbitration rules, including its rules concerning the qualifications and/or nationality of arbitrators.

All Arbitrators shall be active or former disinterested officials of Insurance or Reinsurance Companies or Lloyd's Underwriters who have experience of the class of business which is the subject matter of this Contract.

The Arbitral Tribunal shall interpret this Contract as if it wore an honorable engagement and not as merely a legal obligation; it is relieved of all judicial formalities and may abstain from following the strict rules of law, and shall make its award with a view to effecting the general purpose of this Contract in a reasonable manner with due regard to the custom and usage of the insurance and reinsurance business.

The Arbitral Tribunal shall have fall discretion to make such orders as it thinks fit in connection with all procedural matters in the Arbitration, including but not limited to the conduct of the reference by written or oral submissions, the production of documents, the examination of witnesses, and the imposition of time limits for the taking of necessary procedural stops. The Arbitral Tribunal shall also have fall discretion to make such orders as it thinks fit with regard to the payment of the costs of the Arbitration including attorneys' costs and fees. Punitive damages shall not be awarded, however the Arbitral Tribunal may, at its discretion, award such other costs and expenses as it deems appropriate, including but not limited to attorneys' fees, to the extent permitted by law.

If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this clause, and communications shall be made by the Reassured to each of the Reinsurers constituting the one party, provided that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

Any Award or order of the Arbitral Tribunal or a majority thereof shall be binding on the parties and there shall be no right of appeal therefrom For the purpose of enforcement of any Final Award7 such;->

Final Award may be made a Rule of any Court of competent jurisdiction.

ARTICLE 21

SERVICE OF SUIT (NMA 1998)

This Article applies only to those Reinsurers signatory hereto who are domiciled outside the United States of America or, should the Reassured be authorized to do business in the State of New York, those Reinsurers who are unauthorized in New York as respects suits instituted in New York.

It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due hereunder, the Reinsurers hereon, at the request of the Reassured, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of Reinsurers' rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States.

It is further agreed that service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York N.Y. 10019-6829, and that in any suit instituted against any one of them upon this Contract, Reinsurers will abide by the final decision of such Court or of any Appellate Court in the event of any appeal.

The above-named are authorized and directed to accept service of process on behalf of Reinsurers in any such suit and/or upon the request of the Reassured to give a written undertaking to the Reassured that they will enter a general appearance upon Reinsurers' behalf in the event such a suit shall be instituted

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reassured or any beneficiary hereunder arising out of this Contract of Reinsurance, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof

ARTICLE 22

INTERMEDIARY

Carvill America, 180 North Stetson Avenue, Suite 5100, Chicago, Illinois, 60601, is hereby recognized as the Intermediary negotiating this Contract. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements) relating thereto shall be transmitted to the Reassured or the Reinsurers through Carvill America. Payments by the Reassured to the Intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed to constitute payment to the Reassured only to the extent that such payments are actually received by the Reassured.

ARTICLE23

PARTICIPATION

This Contract obligates each of the Reinsurers for their proportion of the interests and liabilities set forth under this Contract, such proportions being shown in the attached Schedules.

The subscribing reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations.

IN WITNESS WHEREOF the parties hereto have, by their duly authorized representative, executed this Contract as follows:

Signed in Springfield, Missouri this day of                  1997



For and on behalf of the Reassured:
INTERLEX INSURANCE COMPANY

And for the Reinsurers by means of and in accordance with the attached schedules which shall be considered to form an integral part of this Contract.

                                   SCHEDULE A

                      Attaching to and forming part of the

                        LAWYERS' PROFESSIONAL LIABILITY
                   PRIMARY EXCESS OF LOSS REINSURANCE CON=ACT

                                effected between

                           INTERLEX INSURANCE COMPANY
                            of Springfield, Missouri
                  (hereinafter referred to as the "Reassured")

                                      and

                          REINSURERS SIGNATORY HERETO
                 (hereinafter referred to as the "Reinsurers")


Signed in London, England, this day of                    199


93.01%     VARIOUS UNDERWRITING MEMBERS OF LLOYD'S
           per schedule attached hereto